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                                                                     Exhibit 4.3

                     Incorporated in the State of Delaware

                                    [IMAGE]

This Certifies that _____________________________________________________ is the
registered holder of ____________________________________________________ Shares

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

   In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorised officers and its Corporate seal to be herein to affixed this _______________ day of _______ 2003




------------------------                 ---------------------------------------
Secretary: Amy Wallace                   Chief Executive Officer: Bernt O. Bodal

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[?]

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO OWNERSHIP, VOTING AND TRANSFER RESTRICTIONS AS SET FORTH IN THE AMENDED AND RSTATED CERTIFICATE OF INCORPORATION OF AMERICAN SEAFOODS CORPORATION (THE "CORPORATION") AND ARE SUBJECT TO REDEMPTION IN CERTAIN INSTANCES DESCRIBED THEREIN. A COPY OF SUCH CERTIFICATE MAY BE OBTAINED FROM THE EXECUTIVE OFFICES OF THE CORPORATION.